                               Form 10-K Filing
                        Inter*Act Systems, Incorporated

                                 Exhibit 21



                            List of Subsidiaries


        Corporate Name                            State or Country of
        --------------                            Incorporation
                                                  ----------------------

    Inter*Act Systems, Incorporated               North Carolina

      Inter*Act International Holdings, Inc.      North Carolina
        Inter*Act Holding Limited                 United Kingdom
          Inter*Act Systems UK Limited            United Kingdom

      Network Licensing, Inc.                     North Carolina